UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 1, 2026, The Bancorp Bank, N.A. (the “Bank”), a wholly owned subsidiary of The Bancorp, Inc. (the “Company”), implemented an organizational restructuring to further align its resources and business with the Company’s strategic priorities (the “Restructuring”). As part of the Restructuring, the Bank intends to discontinue the origination of retail and wholesale Small Business Lending (“SBL”) loans by the end of 2026, and focus on managing its existing SBL loan portfolio. In connection with these changes to the SBL business and broader business needs across other departments, the Bank is also implementing staffing reductions. The Restructuring will eliminate 64 currently filled positions across the organization, representing approximately 9% of the Bank’s workforce.

The Company currently estimates that it will incur approximately $5.6 million in charges in connection with the Restructuring, consisting primarily of cash expenditures for severance payments, employee benefits, outplacement services, retention payments, and other related costs. The Company expects to recognize $4.5 million of these charges in the third quarter of 2026 and to substantially complete the Restructuring by the end of the fourth quarter of 2026. The Restructuring, together with 16 additional positions unrelated to the Restructuring that, since June 2026, have been, or are expected to be, vacated and not backfilled, is expected to generate approximately $14 million in annualized run-rate savings. Combined with the Bank’s previously disclosed efforts to reorganize the Institutional Banking business in the fourth quarter of 2025, the Company expects it will generate over $20 million in annualized run-rate savings.

The Company may incur additional expenses not currently contemplated as a result of events associated with the Restructuring.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Restructuring, Jeff Nager, the Bank’s Head of Commercial Lending, is expected to depart the Bank on October 1, 2026. The Company thanks Mr. Nager for his years of service.

Pursuant to the terms of restricted stock unit awards granted under the Company’s 2020 Equity Incentive Plan and 2024 Equity Incentive Plan, Mr. Nager’s 38,583 unvested restricted stock units in the Company will expire and be forfeited upon his departure. Under the Restructuring, Mr. Nager may be eligible to receive severance in connection with his departure. As of the date of this Current Report on Form 8-K, the Company and Mr. Nager have not yet finalized the terms of Mr. Nager’s severance arrangement in connection with his expected departure from the Bank.

Item 7.01. Regulation FD Disclosure.

On September 4, 2026, the Company issued a press release announcing the Restructuring. A copy of this press release is furnished with this report as Exhibit 99.1.

The information included in this Item 7.01, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01, including the exhibit hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this Current Report, such as statements relating to the amount of charges and savings from the Restructuring, including the anticipated annualized run-rate savings, and the timing of employee departures and completion of the Restructuring, are based on management’s current expectations and assumptions about future events that involve inherent risks and uncertainties. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Actual results may differ materially from such expectations and estimates. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026	THE BANCORP, INC.

	By:	/s/ Dominic C. Canuso
	Name:	Dominic C. Canuso
	Title:	EVP, Chief Financial Officer